Exhibit 99.1

Watson to Gain Ability to “See” with Planned $1B Acquisition of Merge Healthcare
Deal Brings Watson Technology Together with Leader in Medical Images

Armonk, NY and CHICAGO -- [August 6, 2015]:  IBM (NYSE: IBM) today announced that Watson will gain the ability to “see” by bringing together Watson’s advanced image analytics and cognitive capabilities with data and images obtained from Merge Healthcare Incorporated’s (NASDAQ: MRGE) medical imaging management platform.  IBM plans to acquire Merge, a leading provider of medical image handling and processing, interoperability and clinical systems designed to advance healthcare quality and efficiency, in an effort to unlock the value of medical images to help physicians make better patient care decisions.

Merge’s technology platforms are used at more than 7,500 U.S. healthcare sites, as well as most of the world’s leading clinical research institutes and pharmaceutical firms to manage a growing body of medical images.  The vision is that these organizations could use the Watson Health Cloud to surface new insights from a consolidated, patient-centric view of current and historical images, electronic health records, data from wearable devices and other related medical data, in a HIPAA-enabled environment.

Under terms of the transaction, Merge shareholders would receive $7.13 per share in cash, for a total transaction value of $1 billion.  The closing of the transaction is subject to regulatory review, Merge shareholder approval, and other customary closing conditions, and is anticipated to occur later this year.  It is IBM’s third major health-related acquisition – and the largest – since launching its Watson Health unit in April, following Phytel (population health) and Explorys (cloud based healthcare intelligence).

“As a proven leader in delivering healthcare solutions for over 20 years, Merge is a tremendous addition to the Watson Health platform.  Healthcare will be one of IBM’s biggest growth areas over the next 10 years, which is why  we are making a major investment to drive industry transformation and to facilitate a higher quality of care,” said John Kelly, senior vice president, IBM Research and Solutions Portfolio. “Watson’s powerful cognitive and analytic capabilities, coupled with those from Merge and our other major strategic acquisitions, position IBM to partner with healthcare providers, research institutions, biomedical companies, insurers and other organizations committed to changing the very nature of health and healthcare in the 21st century. Giving Watson ‘eyes’ on medical images unlocks entirely new possibilities for the industry.”

Teaching Watson to “See” Medical Images

The planned acquisition bolsters IBM’s strategy to add rich image analytics with deep learning to the Watson Health platform – in effect, advancing Watson beyond natural language and giving it the ability to “see.”  Medical images are by far the largest and fastest-growing data source in the healthcare industry and perhaps the world – IBM researchers estimate that they account for at least 90% of all medical data today – but they also present challenges that need to be addressed:

•	The volume of medical images can be overwhelming to even the most sophisticated specialists – radiologists in some hospital emergency rooms are presented with as many as 100,000 images a day[1].
•	Tools to help clinicians extract insights from medical images remain very limited, requiring most analysis to be done manually.
•	At a time when the most powerful insights come at the intersection of diverse data sets (medical records, lab tests, genomics, etc.), medical images remain largely disconnected from mainstream health information.

IBM plans to leverage the Watson Health Cloud to analyze and cross-reference medical images against a deep trove of lab results, electronic health records, genomic tests, clinical studies and other health-related data sources, already representing 315 billion data points and 90 million unique records.  Merge’s clients could compare new medical images with a patient’s image history as well as populations of similar patients to detect changes and anomalies. Insights generated by Watson could then help healthcare providers in fields including radiology, cardiology, orthopedics and ophthalmology to pursue more personalized approaches to diagnosis, treatment and monitoring of patients.

Cutting-edge image analytics projects underway in IBM Research’s global labs suggest additional areas where progress can be made.  They include teaching Watson to filter clinical and diagnostic imaging information to help clinicians identify anomalies and form recommendations, which could help reduce physician viewing loads and increase physician effectiveness.

“As Watson evolves, we are tackling more complex and meaningful problems by constantly evaluating bigger and more challenging data sets,” Kelly said. “Medical images are some of the most complicated data sets imaginable, and there is perhaps no more important area in which researchers can apply machine learning and cognitive computing.  That’s the real promise of cognitive computing and its artificial intelligence components – helping to make us healthier and to improve the quality of our lives.”

Watson Health and Merge Capabilities
Will Benefit Researchers, Clinicians and Individuals

IBM’s Watson Health unit plans to bring together Merge’s product and solution offerings with existing expertise in cognitive computing, population health, and cloud-based healthcare intelligence offerings to:

•	Offer researchers insights to aid clinical trial design, monitoring and evaluation;
•	Help clinicians to efficiently identify options for the diagnosis, treatment and monitoring a broad array of health conditions such as cancer, stroke and heart disease;
•	Enable providers and payers to integrate and optimize patient engagement in alignment with meaningful use and value-based care guidelines; and
•	Support researchers and healthcare professionals as they advance the emerging discipline of population health, which aims to optimize an individual’s care by identifying trends in large numbers of people with similar health status.

“Merge is widely recognized for delivering market leading imaging workflow and electronic data capture solutions,” said Justin Dearborn, chief executive officer, Merge. “Today’s announcement is an exciting step forward for our employees and clients.  Becoming a part of IBM will allow us to expand our global scale and deliver added value and insight to our clients through Watson’s advanced analytic and cognitive computing capabilities.”

“Combining Merge’s leading medical imaging solutions with the world-class machine learning and analytics capabilities of IBM’s Watson Health is the future of healthcare technology,” said Michael W. Ferro, Jr., Merge’s chairman. “Merge’s leading technology and proven expertise represent a unique combination of assets that will deliver unparalleled value to Watson Health clients. Together, we will unlock unprecedented new opportunities to improve patient diagnostics and deliver enhanced care.”

###

About Merge

Merge is a leading provider of innovative enterprise imaging, interoperability and clinical systems that seek to advance healthcare. Merge’s enterprise and cloud-based technologies for image intensive specialties provide access to any image, anywhere, any time. Merge also provides clinical trials software with end-to-end study support in a single platform and other intelligent health data and analytics solutions. With solutions that have been used by providers for more than 25 years, Merge is helping to reduce costs, improve efficiencies and enhance the quality of healthcare worldwide. For more information, visit merge.com and follow us @MergeHealthcare.

IBM Watson: Pioneering a New Era of Computing

Watson is the first commercially available cognitive computing capability representing a new era in computing. The system, delivered through the cloud, analyzes high volumes of data, understands complex questions posed in natural language, and proposes evidence-based answers. Watson continuously learns, gaining in value and knowledge over time, from previous interactions.

In January 2014, IBM launched the IBM Watson unit, a business dedicated to developing and commercializing cloud-delivered cognitive computing technologies. The move signified a strategic shift by IBM to deliver a new class of software, services and apps that improves by learning, and discovers insights from massive amounts of Big Data.  As part of the unit, the company has increased the number and diversity of cognitive computing services delivered to its partners, adding new beta Watson services in February 2015, and scalable deep learning APIs with the acquisition of AlchemyAPI in March 2015.

In April 2015, the company continued to build on its strengths in cognitive computing, analytics, security and cloud with the launch of IBM Watson Health and the Watson Health Cloud platform.  The new unit will help improve the ability of doctors, researchers and insurers to innovate by surfacing new insights from the massive amount of personal health data being created daily.  The Watson Health Cloud allows this information to be anonymized, shared and combined with a dynamic and constantly growing aggregated view of clinical, research and social health data.

About IBM

For more information on IBM Watson, visit: ibm.com/watson.  For more information on IBM Watson Health, visit: ibm.com/watsonhealth

Check out the IBM Watson press kit at: http://www-03.ibm.com/press/us/en/presskit/27297.wss

Join the conversation at #ibmwatson and #watsonhealth.   Follow Watson on Facebook and see Watson on YouTube and Flickr.

Learn more about this story at: http://asmarterplanet.com/blog/2015/08/seeing-believing-bringing-cognitive-image-analytics-healthcare.html

Footnote:  1 – IBM Research estimate

###

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed transaction between IBM and Merge, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding IBM and Merge’s future expectations, beliefs, goals, or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934 and (collectively, forward-looking statements). Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of stockholder approval, court approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Merge’s operations into those of IBM; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Merge may be difficult; IBM and Merge are subject to intense competition and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; the volatility of the international marketplace; and the other factors described in IBM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its most recent quarterly report filed with the SEC, and Merge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its most recent quarterly report filed with the SEC. IBM and Merge assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Merge by IBM. In connection with the proposed acquisition, Merge intends to file relevant materials with the SEC, including Merge’s proxy statement in preliminary and definitive form. STOCKHOLDERS OF MERGE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING MERGE’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free at Merge’s Investor Relations web site, http://www.merge.com/Company/Investors.aspx. Such documents are not currently available.

Participants in Solicitation

IBM and its directors and executive officers, and Merge and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Merge common shares in respect of the proposed transaction. Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 9, 2015. Information about the directors and executive officers of Merge is set forth in the proxy statement for Merge’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on May 8, 2015. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition when it becomes available.

Media Contacts

For IBM Watson Health

Christine Douglass
415-535-4479 (mobile)
cgdouglass@us.ibm.com

For Merge Healthcare

Michael R. Klozotsky
Vice President, Corporate Marketing
312.946.2535
michael.klozotsky@merge.com

Bryan Locke/Jenny Gore/Mike DeGraff
312.895.4700

###